UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) December 22, 2017

RANDOLPH ACQUISITIONS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55389	47-3152749
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4228 First Avenue

Suite# 15

Tucker, GA 30084

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

404-267-7093

(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2017, Randolph Acquisitions, Inc., a Delaware corporation (the “Company”), appointed Simon Gray as the Company’s new Chief Financial Officer.

As Chief Financial Officer, Mr. Gray is charged with advancing the financial well-being of Randolph Acquisitions through developing its finance organizational strategies and contributing financial and accounting information, analysis, and recommendations to the firm’s strategic thinking and direction. Mr. Gray will establish and implement finance operational strategies by evaluating trends, establishing critical measurements, designing systems, resolving problems, and implementing change.

Mr. Gray is a Certified Public Accountant, licensed in Georgia, and is the managing partner of The Greyprint, Inc. He graduated from Bentley College with a Bachelor’s of Science in Accountancy and received a Graduate Certificate in Taxation and Master's Degree in Financial Planning from the McCallum School of Business in Waltham, MA.

Mr. Gray began his professional career in public accounting with PriceWaterhouseCoopers LLC and branched out to start his own firm in 2004. Drawing on over 20 years of accounting experience, he offers a wide range of services from business advisory to complex audits.

In his business advisory role, Mr. Gray has served as the business manager for well-known global music artists and was pivotal in the negotiation of their multi-million dollar recording contracts. In concert, Simon is also the co-founder of The Honey Pot Company, a consumer goods company that distributes product to over 1,000 Target retail stores and 300 retailers globally.

Mr. Gray donates his time to his community by facilitating workshops on financial planning. As a member of Kappa Alpha Psi Fraternity Incorporated, he participates in social programs that serve children, elderly, and other populations in need.

He is a member of the American Institute of Certified Public Accountants and Board of Accountancy of Massachusetts and Georgia. Mr. Gray has been featured in the publications, Body & Soul, Wall Street Journal, Accounting Today, and on Boston Network channels.

Employment Agreement

Mr. Gray and the Company entered into an employment agreement (the “Agreement”) relating to the terms of Mr. Gray’s employment as Chief Financial Officer of the Company. Pursuant to the Agreement, Mr. Gray’s employment is at will.

His responsibilities include:

-	protect the Company’s revenues and profits;
-	achieving full financial control and sustainable growth;
-	performing risk management and planning the organization’s financial strategy;
-	being responsible for financial planning, risk analysis, record-keeping, and data analysis; and
-	being responsible for financial reporting to the executive team, stakeholders and compliance entities.

The Company agreed to pay Mr. Gray an annual starting salary of $150,000, with bonuses and additional compensation to be paid as determined by the Company’s Board of Directors. Additionally, Mr. Gray may receive stock options. Benefits will be determined during the first quarter of 2018.

The summary above of the Agreement does not purport to be complete explanations of all of the terms of the Agreement, and is qualified in its entirety by reference to the full text of the Agreement, which is filed as an exhibit hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Number	Description
99	Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RANDOLPH ACQUISITIONS, INC.

By:	/s/	Richard J. Randolph III
Richard J. Randolph III
Chief Executive Officer, President
(Principal Executive Officer)

 Date: January 25, 2018